The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and underlying supplement do not constitute an offer to sell the securities and we are not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated November 4, 2019

November 2019 Registration Statement No. 333-232144 Pricing Supplement dated November , 2019 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Outperformance Jump Securities Based on the Performance of the MSCI Europe Index Relative to the S&P 500® Index due December 3, 2020

Principal at Risk Securities

Unlike conventional debt securities, the securities will pay no interest and do not guarantee any return of principal at maturity. Instead, if the underlier return of the MSCI Europe Index (the “MXEU return”) is greater than or equal to the underlier return of the S&P 500® Index (the “SPX return”), at maturity investors will receive the stated principal amount plus a positive return equal to the fixed percentage, which will be determined on the pricing date and will be at least 16.00%. However, if the MXEU return is less than the SPX return, at maturity investors will lose an amount proportionate to the amount by which the MXEU return is less than the SPX return. Under these circumstances, the amount investors receive will be less than the stated principal amount and could be zero. The securities are for investors who seek an equity index-based return that reflects the relative, not the absolute, performance of the MSCI Europe Index (which is intended to track European equities) and the S&P 500® Index (which is intended to track U.S. equities) and who are willing and able to risk their principal and forgo current income in exchange for the opportunity to receive a return equal to the fixed percentage if the MXEU return is greater than or equal to the SPX return. Any positive return on the securities will be limited to the fixed percentage and you will not participate in any appreciation in the value of either underlier, which may be significant. Investors may lose their entire initial investment in the securities if the MXEU return is less than the SPX return, including in cases where both underliers appreciate or both underliers depreciate over the term of the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

SUMMARY TERMS
Issuer:	Barclays Bank PLC
Reference assets*:	MSCI Europe Index (Bloomberg ticker symbol “MXEU<Index>”) (the “MXEU Index”) and S&P 500® Index (Bloomberg ticker symbol “SPX<Index>”) (the “SPX Index”) (each an “underlier” and together the “underliers”)
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Initial issue price:	$10 per security (see “Commissions and initial issue price” below)
Pricing date†:	November 15, 2019
Original issue date†:	November 20, 2019
Valuation date†:	November 30, 2020
Maturity date†:	December 3, 2020
Interest:	None
Payment at maturity:

You will receive on the maturity date a cash payment per security determined as follows:

•          If the MXEU return is greater than or equal to the SPX return:

$10 + ($10 × fixed percentage)

•          If the MXEU return is less than the SPX return

$10 × (1 + relative return)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $10 and could be zero. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
Fixed percentage:	At least 16.00%. The actual fixed percentage will be determined on the pricing date.
Relative return:	MXEU return – SPX return, provided that the relative return will not be less than -100%
MXEU return:	The underlier return of the MXEU Index
SPX return:	The underlier return of the SPX Index
Underlier return:	With respect to each underlier: (final underlier value – initial underlier value) / initial underlier value
Initial underlier value:	With respect to the MXEU Index: , which is the closing level of that underlier on the pricing date With respect to the SPX Index: , which is the closing level of that underlier on the pricing date
Final underlier value:	With respect to each underlier, the closing level of that underlier on the valuation date
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$10	$10	$0.175(2) $0.05(3)	$9.775
Total	$	$	$	$
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $9.549 and $9.749 per security. The estimated value is expected to be less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.175 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 14 of this document and on page S-7 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and underlying supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated August 1, 2019	Prospectus Supplement dated August 1, 2019	Underlying Supplement dated August 1, 2019

Outperformance Jump Securities Based on the Performance of the MSCI Europe Index Relative to the S&P 500® Index due December 3, 2020

Principal at Risk Securities

Terms continued from previous page:
Closing level*:	With respect to each underlier, closing level has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06747D411 / US06747D4117
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	If an underlier is discontinued or if the sponsor of an underlier fails to publish that underlier, the calculation agent may select a successor index or, if no successor index is available, will calculate the value to be used as the closing level of that underlier. In addition, the calculation agent will calculate the value to be used as the closing level of an underlier in the event of certain changes in or modifications to that underlier. For more information, see “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in the accompanying prospectus supplement.
†

Expected. In the event that we make any change to the pricing date or the original issue date, the valuation date and/or the maturity date may be changed so that the stated term of the securities remains the same. The valuation date may be postponed if the valuation date is not a scheduled trading day with respect to either underlier or if a market disruption event occurs with respect to either underlier on the valuation date as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Index of Equity Securities as a Reference Asset” and “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. Notwithstanding that the securities are linked to the relative performance of the underliers and not to the least or best performing underlier, the provisions set forth in the accompanying prospectus supplement under “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” apply to the securities as if the two underliers were the group of two or more reference assets described in those provisions. In addition, the maturity date will be postponed if that day is not a business day or if the valuation date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.

Barclays Capital Inc.

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Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated August 1, 2019, as supplemented by the prospectus supplement dated August 1, 2019 relating to our Global Medium-Term Notes, Series A, of which the securities are a part, and the underlying supplement dated August 1, 2019. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated August 1, 2019:
http://www.sec.gov/Archives/edgar/data/312070/000119312519210880/d756086d424b3.htm

Prospectus supplement dated August 1, 2019:
http://www.sec.gov/Archives/edgar/data/312070/000095010319010190/dp110493_424b2-prosupp.htm

Underlying supplement dated August 1, 2019:
http://www.sec.gov/Archives/edgar/data/312070/000095010319010191/dp110497_424b2-underlying.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

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Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 14 of this document.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

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Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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Principal at Risk Securities

Investment Summary

Outperformance Jump Securities

Principal at Risk Securities

The Outperformance Jump Securities Based on the Performance of the MSCI Europe Index Relative to the S&P 500® Index due December 3, 2020 (the “securities”) can be used to provide a fixed positive return equal to the fixed percentage if the MXEU return is greater than or equal to the SPX return. If the MXEU return is less than the SPX return, the securities are exposed on a 1:1 basis to the underperformance of the MXEU Index relative to the SPX Index.

Maturity:	Approximately 12.5 months
Fixed percentage:	At least 16.00%. The actual fixed percentage will be determined on the pricing date.
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

The securities are for investors who seek an equity index-based return that reflects the relative, not the absolute, performance of the underliers and who are willing and able to risk their principal and forgo current income in exchange for the opportunity to receive a return equal to the fixed percentage if the MXEU return is greater than or equal to the SPX return. Investors may lose their entire initial investment in the securities.

The following scenarios reflect the potential payment on the securities, if any, at maturity:

Upside Scenario	The MXEU return is greater than or equal to the SPX return. In this case, at maturity, the securities pay the stated principal amount of $10 plus a positive return equal to the fixed percentage of at least 16.00%. The actual fixed percentage will be determined on the pricing date.
Downside Scenario	The MXEU return is less than the SPX return. In this case, at maturity, the securities pay less than the stated principal amount and the percentage loss of the stated principal amount will be equal to the amount by which the MXEU return is less than the SPX return. For example, if the MXEU return is 10% and the SPX return is 65%, the MXEU return is 55% less than the SPX return and the securities will pay $4.50 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. There is no minimum payment at maturity on the securities. Accordingly, investors could lose their entire investment in the securities.

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Selected Purchase Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the MXEU return will be greater than or equal to the SPX return, and you are willing and able to accept the risk that, if the MXEU return is less than the SPX return, you will lose some, and possibly all, of the stated principal amount.

▪	You are willing and able to accept the individual market risk of each underlier and you understand that the performance of the underliers is calculated on a relative basis and the performance of each underlier over the term of the securities could negatively affect your return.

▪	You are willing and able to accept the risks associated with an investment linked to the relative performance of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the underliers, nor will you have any voting rights with respect to the securities composing the underliers.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the MXEU return will be less than the SPX return, or you are unwilling or unable to accept the risk that, if it is, you will lose some, and possibly all, of the stated principal amount.

▪	You are unwilling or unable to accept the individual market risk of each underlier or the risk that the performance of the underliers is calculated on a relative basis and the performance of each underlier over the term of the securities could negatively affect your return.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the relative performance of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the underliers.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the underlying supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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How the Outperformance Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$10 per security
Hypothetical fixed percentage:	16.00%. The actual fixed percentage will be determined on the pricing date.
Minimum payment at maturity:	None. You could lose your entire initial investment in the securities.

Outperformance Jump Securities Payoff Diagram

Scenario Analysis

▪	Upside Scenario. If the MXEU return is greater than or equal to the SPX return, at maturity investors will receive the $10 stated principal amount plus a positive return equal to the hypothetical fixed percentage of 16.00%.

▪	For example, if the MXEU return is -15% and the SPX return is -20%, then the MXEU return exceeds the SPX return by 5% and at maturity investors would receive a return equal to the hypothetical fixed percentage of 16.00%, or $11.60 per security.

▪	If the MXEU is 20% and the SPX is -30%, then the MXEU return exceeds the SPX return by 50% and at maturity investors would receive a return equal to the hypothetical fixed percentage of 16.00%, or $11.60 per security, even though the relative return is greater than the fixed percentage.

▪	Downside Scenario. If the MXEU return is less than the SPX return, at maturity investors will receive an amount that is less than the $10 stated principal amount by an amount proportionate to the amount by which the MXEU return is less than the SPX return. Investors may lose their entire initial investment in the securities.

▪	For example, if the MXEU return is 10% and the SPX return is 60%, then the MXEU return is less than the SPX return by 50% and investors would lose 50% of their principal and receive only $5.00 per security at maturity, or 50% of the stated principal amount.

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What Is the Total Return on the Securities at Maturity, Assuming a Range of Performances for the Underliers?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the securities. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 stated principal amount to $10.00. The table and examples set forth below assume, for each underlier, a hypothetical initial underlier value of 100.00 and a hypothetical fixed percentage of 16.00%. The hypothetical initial underlier value of 100.00 for each underlier has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value for either underlier. Please see “MSCI Europe Index Overview” and “S&P 500® Index Overview” below for recent actual values of the underliers. The actual initial underlier values and fixed percentage will be determined on the pricing date. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the securities. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the securities.

Relative Return	Payment at Maturity	Total Return on Securities
70.00%	$11.600	16.00%
60.00%	$11.600	16.00%
50.00%	$11.600	16.00%
40.00%	$11.600	16.00%
16.00%	$11.600	16.00%
30.00%	$11.600	16.00%
20.00%	$11.600	16.00%
10.00%	$11.600	16.00%
5.00%	$11.600	16.00%
0.00%	$11.600	16.00%
-0.01%	$9.999	-0.01%
-5.00%	$9.500	-5.00%
-10.00%	$9.000	-10.00%
-20.00%	$8.000	-20.00%
-30.00%	$7.000	-30.00%
-40.00%	$6.000	-40.00%
-50.00%	$5.000	-50.00%
-60.00%	$4.000	-60.00%
-70.00%	$3.000	-70.00%
-80.00%	$2.000	-80.00%
-90.00%	$1.000	-90.00%
-100.00%	$0.000	-100.00%

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Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The MXEU return and the SPX return are each positive, and the MXEU return is greater than the SPX return

Step 1: Calculate the underlier return for each underlier.

	MSCI Europe Index	S&P 500® Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	125.00	115.00

MXEU return:

(final underlier value – initial underlier value) / initial underlier value = (125.00 – 100.00) / 100.00 = 25.00%

SPX return:

(final underlier value – initial underlier value) / initial underlier value = (115.00 – 100.00) / 100.00 = 15.00%

Step 2: Calculate the relative return based on the underlier return for each underlier.

The relative return is calculated as follows:

MXEU return – SPX return = 25.00% – 15.00% = 10.00%

Therefore, the relative return is 10.00%.

Step 3: Calculate the payment at maturity.

Because the MXEU return is greater than or equal to the SPX return, the payment at maturity is calculated as follows:

$10 + ($10 × fixed percentage)

= $10 + ($10 × 16.00%)

= $11.600

The total return on the securities is 16.00%, which is equal to the fixed percentage.

Example 2: The MXEU return is positive, the SPX return is negative and the MXEU return is greater than the SPX return

Step 1: Calculate the underlier return for each underlier.

	MSCI Europe Index	S&P 500® Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	120.00	90.00

MXEU return:

(final underlier value – initial underlier value) / initial underlier value = (120.00 – 100.00) / 100.00 = 20.00%

SPX return:

(final underlier value – initial underlier value) / initial underlier value = (90.00 – 100.00) / 100.00 = -10.00%

Step 2: Calculate the relative return based on the underlier return for each underlier.

The relative return is calculated as follows:

MXEU return – SPX return = 20.00% – (-10.00%) = 30.00%

Therefore, the relative return is 30.00%.

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Step 3: Calculate the payment at maturity.

Because the MXEU return is greater than or equal to the SPX return, the payment at maturity is calculated as follows:

$10 + ($10 × fixed percentage)

= $10 + ($10 × 16.00%)

= $11.600

Even though the relative return is greater than the fixed percentage, your return is limited to the fixed percentage of 16.00%. The payment at maturity is equal to $11.600 per security, representing a 16.00% total return on the securities.

Example 3: The MXEU return and the SPX return are each negative, and the MXEU return is greater than the SPX return

Step 1: Calculate the underlier return for each underlier.

	MSCI Europe Index	S&P 500® Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	80.00	75.00

MXEU return:

(final underlier value – initial underlier value) / initial underlier value = (80.00 – 100.00) / 100.00 = -20.00%

SPX return:

(final underlier value – initial underlier value) / initial underlier value = (75.00 – 100.00) / 100.00 = -25.00%

Step 2: Calculate the relative return based on the underlier return for each underlier.

The relative return is calculated as follows:

MXEU return – SPX return = -20.00% – (-25.00%) = 5.00%

Therefore, the relative return is 5.00%.

Step 3: Calculate the payment at maturity.

Because the MXEU return is greater than or equal to the SPX return, the payment at maturity is calculated as follows:

$10 + ($10 × fixed percentage)

= $10 + ($10 × 16.00%)

= $11.600

Even though the values of both underliers depreciated, the payment at maturity is equal to $11.600 per security, representing a 16.00% total return on the securities.

Example 4: The MXEU return and the SPX return are each positive, and the MXEU return is less than the SPX return

Step 1: Calculate the underlier return for each underlier.

	MSCI Europe Index	S&P 500® Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	105.00	125.00

MXEU return:

(final underlier value – initial underlier value) / initial underlier value = (105.00 – 100.00) / 100.00 = 5.00%

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SPX return:

(final underlier value – initial underlier value) / initial underlier value = (125.00 – 100.00) / 100.00 = 25.00%

Step 2: Calculate the relative return based on the underlier return for each underlier.

The relative return is calculated as follows:

MXEU return – SPX return = 5.00% – 25.00% = -20.00%

Therefore, the relative return is -20.00%.

Step 3: Calculate the payment at maturity.

Because the MXEU return is less than the SPX return, the payment at maturity is calculated as follows:

$10 × (1 + relative return)

= $10 × (1 + -20%)

= $8.000

Even though the value of both underliers appreciated, the payment at maturity is equal to $8.000 per security, representing a -20.00% total return on the securities.

Example 5: The MXEU return is negative, the SPX return is positive and the MXEU return is less than the SPX return

Step 1: Calculate the underlier return for each underlier.

	MSCI Europe Index	S&P 500® Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	60.00	130.00

MXEU return:

(final underlier value – initial underlier value) / initial underlier value = (60.00 – 100.00) / 100.00 = -40.00%

SPX return:

(final underlier value – initial underlier value) / initial underlier value = (130.00 – 100.00) / 100.00 = 30.00%

Step 2: Calculate the relative return based on the underlier return for each underlier.

The relative return is calculated as follows:

MXEU return – SPX return = -40.00% – 30.00% = -70.00%

Therefore, the relative return is -70.00%.

Step 3: Calculate the payment at maturity.

Because the MXEU return is less than the SPX return, the payment at maturity is calculated as follows:

$10 × (1 + relative return)

= $10 × (1 + -70%)

= $3.000

The payment at maturity is equal to $3.000 per security, representing a -70.00% total return on the securities.

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Example 6: The MXEU return and the SPX return are each negative, and the MXEU return is less than the SPX return

Step 1: Calculate the underlier return for each underlier.

	MSCI Europe Index	S&P 500® Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	40.00	80.00

MXEU return:

(final underlier value – initial underlier value) / initial underlier value = (40.00 – 100.00) / 100.00 = -60.00%

SPX return:

(final underlier value – initial underlier value) / initial underlier value = (80.00 – 100.00) / 100.00 = -20.00%

Step 2: Calculate the relative return based on the underlier return for each underlier.

The relative return is calculated as follows:

MXEU return – SPX return = -60.00% – (-20.00%) = -40.00%

Therefore, the relative return is -40.00%.

Step 3: Calculate the payment at maturity.

Because the MXEU return is less than the SPX return, the payment at maturity is calculated as follows:

$10 × (1 + relative return)

= $10 × (1 + -40%)

= $6.000

The payment at maturity is equal to $6.000 per security, representing a -40.00% total return on the securities.

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Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in either or both underliers or any of the securities composing the underliers. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. Instead, if the MXEU return is less than the SPX return, the payment at maturity will be an amount in cash that is less than the $10 stated principal amount of each security by an amount proportionate to the amount by which the MXEU return is less than the SPX return. There is no minimum payment at maturity on the securities and, accordingly, you could lose your entire initial investment in the securities.

▪	The potential return on the securities is limited to the fixed percentage. Any positive return on your securities will not exceed the fixed percentage, regardless of the relative return, which may be significant. If the relative return is greater than the fixed percentage, you will receive a lower return on the securities than you would have received if you had invested directly in a bullish (or long) position in the MXEU Index and a bearish (or short) position in the SPX Index.

▪	The fixed percentage provides an enhanced return only for a limited range of relative returns. The fixed percentage enhances returns only when the MXEU return is greater than or equal to the SPX return. Accordingly, if the MXEU return is less than the SPX return or if the MXEU return is greater than the SPX return by more than the fixed percentage, the fixed percentage will not enhance the return on the securities.

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪	The return on the securities is based on relative performance. The securities are linked to the performance of the MXEU Index minus the performance of the SPX Index. As a result, the securities are affected by the relative, not the absolute, performance of the underliers. In order to receive a positive return on the securities, the MXEU return must be greater than the SPX Index, regardless of whether those underlier returns are positive or negative. If the MXEU return is less than the SPX return, you will lose some or all your initial investment in the securities even if both the MXEU return and the SPX return are positive or both the MXEU return and the SPX return are negative.

▪	You are exposed to the market risk of each underlier. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the relative performance of the underliers. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. The performance of the underliers will be calculated on a relative basis, and the performance of each underlier over the term of the securities may negatively affect your return. For example, if the MXEU return is negative and the SPX return is positive, your return on the securities will be lower than if the securities provided only bullish (or long) exposure to the MXEU Index or only bearish (or short) exposure to the SPX Index.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could

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materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

▪	Investing in the securities is not equivalent to investing in either or both underliers or the securities composing the underliers. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underliers.

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	The final underlier values are not based on the values of the underliers at any time other than the valuation date. The final underlier value for each underlier will be based solely on the closing level of that underlier on the valuation date and the payment at maturity will be based solely on the final underlier value of each underlier as compared to the initial underlier value of that underlier. Therefore, if the value of the MXEU Index has declined as of the valuation date, the payment at maturity may be significantly less than it would otherwise have been had the final underlier value of that underlier been determined at a time prior to such decline or after the value of that underlier has recovered. Similarly, if the value of the SPX Index has increased as of the valuation date, the payment at maturity may be significantly less than it would otherwise have been had the final underlier value of that underlier been determined at a time prior to such increased or after the value of that underlier has fallen. Although the value of an underlier on the maturity date or at other times during the term of your securities may be higher or lower than the closing level of that underlier on the valuation date, you will not benefit from the value of the underliers at any time other than on the valuation date.

▪	There are risks associated with investments in securities, such as the securities, linked to the value of non-U.S. equity securities. The equity securities composing MXEU Index are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The securities are subject to currency exchange risk. In order to calculate the value of the MXEU Index, the prices of the securities composing the MXEU Index are converted into U.S. dollars and those U.S. dollar prices are used to calculate the U.S. dollar value of the MXEU Index. The U.S. dollar value of the MXEU Index is then converted into euros by adjusting the U.S. dollar value of the MXEU Index to reflect the return on the exchange rate between the U.S. dollar and the euro since the inception of the euro on January 1, 1999. Accordingly, your securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities composing the MXEU Index trade relative to the U.S. dollar and with respect to the U.S. dollar relative to the euro. Your net exposure will depend on the extent to which each of the currencies in which the securities composing the MXEU Index trade strengthens or weakens against the U.S. dollar and the relative weights of the securities composing the MXEU Index denominated in those currencies, as well as on the extent to which the euro strengthens or weakens against the U.S. dollar. If, taking into account the relevant weights, the U.S. dollar strengthens against the currencies in which the securities composing the MXEU Index trade, or if the euro strengthens against the U.S. dollar, the value of the MXEU Index will be adversely affected and any payment on the securities may be adversely affected.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments in the component countries of the MXEU Index, the other eurozone countries and the United States and between each country and its major trading partners;

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o	political, civil or military unrest in the component countries of the MXEU Index, the other eurozone countries and the United States;

o	the extent of governmental surplus or deficit in the component countries of the MXEU Index, the other eurozone countries and the United States; and

o	intervention by the component countries of the MXEU Index, the other eurozone countries or the United States in currency exchange rates, including through the imposition of currency controls.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the component countries of the MXEU Index, the other eurozone countries, the United States and those of other countries important to international trade and finance.

▪	Adjustments to the underliers could adversely affect the value of the securities. The sponsor of an underlier may add, delete, substitute or adjust the securities composing that underlier or make other methodological changes to that underlier that could affect its performance. The calculation agent will calculate the value to be used as the closing level of an underlier in the event of certain material changes in or modifications to that underlier. In addition, the sponsor of an underlier may also discontinue or suspend calculation or publication of that underlier at any time. Under these circumstances, the calculation agent may select a successor index that the calculation agent determines to be comparable to the discontinued underlier or, if no successor index is available, the calculation agent will determine the value to be used as the closing level of that underlier. Any of these actions could adversely affect the value of the relevant underlier and, consequently, the value of the securities. See “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in the accompanying prospectus supplement.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier value of the MXEU Index and/or decrease the initial underlier value of the SPX Index. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could potentially affect the values of the underliers on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlier;

o	dividend rates on the securities composing the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underliers and that may affect the final underlier values;

o	exchange rates of the U.S. dollar relative to the currencies in which the securities composing the MXEU Index trade; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “MSCI Europe Index Overview” and “S&P 500® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is expected to be lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt

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securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

▪	We and our affiliates, and any dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underliers or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, we will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the underliers and make any other determinations necessary to calculate any payments on the securities.

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In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of an underlier is to be determined; if an underlier is discontinued or if the sponsor of an underlier fails to publish that underlier, selecting a successor index or, if no successor index is available, determining any value necessary to calculate any payments on the securities; and calculating the value of an underlier on any date of determination in the event of certain changes in or modifications to that underlier. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts, as described below under “Additional provisions—Tax considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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MSCI Europe Index Overview

The MXEU Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-capitalization segments of the European equity market. For more information about the MXEU Index, see “Indices—The MSCI Indices” in the accompanying underlying supplement.

Information about the MXEU Index as of market close on October 29, 2019:

Bloomberg Ticker Symbol:	MXEU	52 Week High:	134.30
Current Closing Level:	134.09	52 Week Low:	111.49
52 Weeks Ago (10/30/2018):	120.19

The following table sets forth the published high, low and period-end closing levels of the MXEU Index for each quarter for the period of January 2, 2014 through October 29, 2019. The associated graph shows the closing levels of the MXEU Index for each day in the same period. The closing level of the MXEU Index on October 29, 2019 was 134.09. We obtained the closing levels of the MXEU Index from Bloomberg Professional® service, without independent verification. Historical performance of the MXEU Index should not be taken as an indication of future performance. Future performance of the MXEU Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the MXEU Index during the term of the securities, including on the valuation date. We cannot give you assurance that the performance of the MXEU Index will not result in a loss on your initial investment.

MSCI Europe Index	High	Low	Period End
2014
First Quarter	115.34	108.35	113.81
Second Quarter	119.26	111.51	116.74
Third Quarter	119.22	111.17	117.21
Fourth Quarter	119.63	105.92	116.72
2015
First Quarter	137.56	112.92	135.26
Second Quarter	140.92	129.19	129.19
Third Quarter	137.84	114.32	117.25
Fourth Quarter	130.03	116.73	123.11
2016
First Quarter	120.75	102.32	113.62
Second Quarter	118.41	104.49	111.62
Third Quarter	118.29	108.01	115.82
Fourth Quarter	122.54	111.29	122.50
2017
First Quarter	128.93	121.99	128.93
Second Quarter	133.83	127.12	128.08
Third Quarter	131.01	124.40	131.01
Fourth Quarter	133.95	129.04	131.41
2018
First Quarter	135.99	122.39	125.01
Second Quarter	133.99	123.89	128.08
Third Quarter	132.10	125.76	129.25
Fourth Quarter	129.51	111.49	114.20
2019
First Quarter	129.74	113.01	127.91
Second Quarter	132.07	124.47	129.77
Third Quarter	132.51	122.98	132.51
Fourth Quarter (through October 29, 2019)	134.30	127.21	134.09

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MXEU Index Historical Performance— January 2, 2014 to October 29, 2019

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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S&P 500® Index Overview

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

Information about the SPX Index as of market close on October 29, 2019:

Bloomberg Ticker Symbol:	SPX	52 Week High:	3,039.42
Current Closing Level:	3,036.89	52 Week Low:	2,351.10
52 Weeks Ago (10/30/2018):	2,682.63

The following table sets forth the published high, low and period-end closing levels of the SPX Index for each quarter for the period of January 2, 2014 through October 29, 2019. The associated graph shows the closing levels of the SPX Index for each day in the same period. The closing level of the SPX Index on October 29, 2019 was 3,036.89. We obtained the closing levels of the SPX Index from Bloomberg, without independent verification. Historical performance of the SPX Index should not be taken as an indication of future performance. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SPX Index during the term of the securities, including on the valuation date. We cannot give you assurance that the performance of the SPX Index will not result in a loss on your initial investment.

S&P 500® Index	High	Low	Period End
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter (through October 29, 2019)	3,039.42	2,887.61	3,036.89

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Outperformance Jump Securities Based on the Performance of the MSCI Europe Index Relative to the S&P 500® Index due December 3, 2020

Principal at Risk Securities

SPX Index Historical Performance— January 2, 2014 to October 29, 2019

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Historical Performance of the Underliers

The following graph sets forth the historical performance of the MXEU Index and the SPX Index from January 2, 2014 through October 29, 2019, based on the closing levels of the underliers. For comparison purposes, each underlier has been normalized to have a closing level of 100.00 on January 2, 2014 by dividing the closing level of that underlier on each day by the closing level of that underlier on January 2, 2014 and multiplying by 100.00. Historical performance of the underliers should not be taken as an indication of future performance. Future performance of the underliers may differ significantly from historical performance, and no assurance can be given as to the closing level of either underlier during the term of the securities, including on the valuation date. We cannot give you assurance that the performance of the underliers will not result in a loss on your initial investment.

Historical Performance of the MXEU Index and the SPX Index— January 2, 2014 to October 29, 2019

PAST PERFORMANCE OF THE UNDERLIERS IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, the securities should be treated for U.S. federal income tax purposes as prepaid financial contracts with respect to the underlier. Assuming this treatment is respected, upon a sale or exchange of the securities (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. This gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2021 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, we expect that these regulations will not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underlier and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the underlier, the market value of the securities or any amounts payable on your securities. For further information on our use of proceeds and hedging, see

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“Use of Proceeds and Hedging” in the prospectus supplement.
ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement and underlying supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.

November 2019	Page 25